EXHIBIT 10.3

SECURITY AGREEMENT dated as of October 3, 2016 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among RMR Aggregates, Inc., a Colorado corporation (the “Company”) and Central Valley Administrators Inc., a Nevada corporation (the “Purchaser”). Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Note Purchase Agreement; provided that each term defined in the Nevada UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the Nevada UCC.

Reference is made to the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”), entered into by and among the Company, the Purchaser and RMR Industrials, Inc., a Nevada corporation (“RMRI”). The Company is willing to execute and deliver this Agreement in order to induce the Purchaser to purchase the Note.

Accordingly, the parties hereto agree as follows:

1.1         Defined Terms.

“Excluded Assets” means (a) all leasehold interests in real property, (b) any governmental licenses or state or local franchises, charters or authorizations, (c) any asset if, to the extent and for so long as the grant of a lien thereon to secure the Secured Obligations is prohibited by any requirements of law or would require consent or approval of any governmental authority, and (d) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement).

“Nevada UCC” means the Uniform Commercial Code as from time to time in effect in the State of Nevada; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Purchaser’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code or similar law as in effect in a jurisdiction other than the State of Nevada, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Secured Obligations” means the due and punctual payment by the Company of the Principal Amount plus all accrued interest under the terms of the Note.

1.2         Security Interest.

(a)          As security for the payment and performance in full of the Secured Obligations, the Company hereby grants to the Purchaser, its successors and permitted assigns, a security interest (the “Security Interest”) in all the Company’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)          all Accounts;

(ii)         all Chattel Paper;

(iii)        all Deposit Accounts;

(iv)        all Documents;

(v)         all Equipment;

(vi)        all General Intangibles;

(vii)       all Instruments;

(viii)      all Inventory;

(ix)         all Investment Property;

(x)          all Letter-of-Credit Rights;

(xi)         all Commercial Tort Claims;

(xii)        all books and records pertaining to the Collateral; and

(xiii)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to any Excluded Assets (for the avoidance of doubt, it being understood that the term “Collateral” shall not include any Excluded Asset).

(b)          On the date hereof, the Company shall cause UCC-1 financing statements substantially in the form attached hereto as Exhibit A to be filed with the California Secretary of State and with the appropriate authorities in Colorado to perfect the liens intended to be created by this Agreement (the “Financing Statements”). The parties hereto hereby irrevocably authorize the Purchaser at any time and from time to time to file in any relevant jurisdiction any other financing statements with respect to the Collateral or any part thereof and amendments thereto that describe the collateral covered thereby in any manner that the Purchaser reasonably determines is necessary to ensure the perfection and continuation of the security interest in the Collateral granted under this Agreement, including indicating the Collateral as “all assets” of the Company or words of similar effect. The Company shall also enter into customary mortgages granting a lien in favor of the Purchaser on any fee-owned real property of the Company that is owned as of the date hereof to secure the Secured Obligations (it being understood that any such mortgages will be entered into on a post-closing basis within 120 days of the date hereof (or such later date as the Purchaser may reasonably agree)). The Company shall further take such additional perfection actions as may be reasonably requested by Purchaser as Purchaser may determine are required to perfect the liens intended to be created by this Agreement.

1.3           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the filings described in Section 1.2(b), are sufficient to create for the Purchaser valid and perfected security interests in the Collateral and that such perfected security interests have a first priority claim on the Collateral.

1.4           Remedies upon Event of Default. If an Event of Default shall have occurred and is continuing and the Purchaser shall have notified the Company of its intent to exercise its rights under the Note Purchase Agreement, the Company agrees to make available, on demand, each item of Collateral to the Purchaser or any Person designated by the Purchaser, and it is agreed that the Purchaser shall have the right, with or without legal process and with or without demand for performance but with notice (which need not be prior notice), to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.

1.5           Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and shall be given as provided in Section 10.6 of the Note Purchase Agreement.

1.6          Waivers; Amendment.

(a)          No failure or delay by the Purchaser in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchaser hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 1.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Purchaser and the Company.

1.7           Termination or Release.

(a)          This Agreement, the Security Interest and all other security interests granted hereby shall automatically terminate when the Secured Obligations have been paid in full in accordance with the terms of the Note Purchase Agreement.

(b)          In connection with any termination or release pursuant to paragraph (a) of this Section, the Purchaser shall execute and deliver to the Company all documents that the Company shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Purchaser pursuant to this Section shall be without recourse to or warranty by the Purchaser.

1.8           Governing Law. This Agreement and the other Loan Documents and all actions arising out of or in connection with the Loan Documents shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of Clark, the State of Nevada, over any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents.

1.9           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CENTRAL VALLEY ADMINISTRATORS INC., as the Purchaser

By:	/s/ Richard Merkin
Name: Richard Merkin
Title: President

RMR AGGREGATES, INC., as the Company

By:	/s/ Chad Brownstein
Name: Chad Brownstein
Title: Chief Executive Officer